ASSIGNMENT OF CLAIM

KNOW ALL MEN BY THESE PRESENTS that the undersigned, the authorized signatory for Palayan Resources of the United States of America and Verdasco Enterprises of the Republic of the Philippines, in consideration of the sum of FIVE THOUSAND DOLLARS($5,000.00), and other good and valuable consideration paid to Verdasco Enterprises, of the Republic of the Philippines, the receipt of which sum the undersigned hereby acknowledges, hereby do each for himself, itself, and each of their respective heirs, successors, personal representatives, executors and assigns, assign to Palayan Resources., its successors and assigns all of our respective rights, titles and interests in and to the Palayan Gold Claim. Parcel identifier 217-119-862.

IN WITNESS,	Per:

Larry Tan - Palayan Resources

Robert Samonte Verdasco Enterprises

DATED THIS 20TH DAY OF JUNE, 2013